UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 7, 2016

ENDO INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36326	68-0683755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland		Not Applicable
(Address of principal executive offices)		(Zip Code)

011-353-1-268-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As part of the Registrant’s ongoing product portfolio assessment, on December 7, 2016, the Registrant’s wholly-owned subsidiary terminated its January 5, 2012 worldwide license and development agreement with BioDelivery Sciences International, Inc. (“BDSI”) for BELBUCA™ (buprenorphine HCl) Buccal Film (the “Termination”). BELBUCA™ is a transmucosal form of buprenorphine, a partial mu-opiate receptor agonist, which incorporates a bioerodible mucoadhesive (BEMA®) technology. As a result of the Termination, the Registrant expects to record a non-cash intangible asset impairment charge of approximately $40 million associated with BELBUCA™ during the fourth quarter of 2016.

In addition, the Registrant is restructuring its U.S. Branded Pharmaceuticals segment sales organization in connection with the Termination and the product portfolio assessment. This restructuring is comprised of certain cost savings initiatives, including the elimination of an approximate 375-member U.S. Branded pain field salesforce. This salesforce consists of full-time employees, contract sales representatives and internal support to the Registrant’s promoted pain business.

In addition to the $40 million non-cash impairment charge described above, the Registrant expects to incur cash charges of approximately $22 million consisting of approximately $18 million of employee separation and other benefit-related costs and $4 million of early contract termination fees. Substantially all of these cash payments are anticipated to be made by the end of 2017. The Registrant expects to incur total pre-tax charges related to the restructuring of approximately $62 million. The Registrant anticipates these actions will be completed by December 31, 2016 and expects to record the foregoing costs during the fourth quarter of 2016.

A copy of the Registrant’s December 8, 2016 press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.06	Material Impairments

The information required by this Item 2.06 is included under Item 2.05 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

99.1	Press Release of Endo International plc dated December 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO INTERNATIONAL PLC

Date: December 8, 2016	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Executive Vice President, Chief Legal Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Endo International plc dated December 8, 2016.